UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

BARINTHUS BIOTHERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Barinthus Biotherapeutics plc

20400 Century Blvd, Suite 210

Germantown, MD 20874

(Address of principal executive offices, including zip code)

443 917-0966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2026, the board of directors of Barinthus Biotherapeutics plc (the “Company”) appointed Douglas Swirsky as Chief Financial Officer and principal accounting officer of the Company, effective as of May 1, 2026 (the “Appointment”).

Douglas Swirsky, age 56, has over 25 years of experience in a wide range of industries. Mr. Swirsky served as Chief Financial Officer of MaxCyte, Inc. from March 2023 to March 2026 and currently is a Senior Advisor to MaxCyte’s Chief Executive Officer. Prior to that, Mr. Swirsky served as Chief Financial Officer and Treasurer of AavantiBio, Inc. from February 2021 until its acquisition by Solid Biosciences, Inc. in December 2022. Before that, Mr. Swirsky served as President, Chief Executive Officer and a director of Rexahn Pharmaceuticals, Inc. from November 2018 until November 2020. Mr. Swirsky currently serves as chairman of the board of directors of Cellectar Biosciences, Inc. Previously, he also served on the board of directors of NeuroBo Pharmaceuticals, Inc. Mr. Swirsky is a certified public accountant in the state of Maryland and a CFA charterholder. He received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University.

In connection with the Appointment, the Company entered into a master services agreement (the “MSA”) with Grand Strand BioAdvisors LLC, pursuant to which Mr. Swirsky, as a Managing Member of Grand Strand BioAdvisors LLC, will provide services to the Company as Chief Financial Officer and principal accounting officer. Pursuant to the MSA, the Company shall pay Mr. Swirsky a fee of $20,000 per month in accordance with the terms of the MSA. The MSA also provides that the Company will maintain directors’ and officers’ liability insurance covering Mr. Swirsky in his capacity as an officer on terms no less favorable than those provided to other officers of the Company and will indemnify and hold harmless Mr. Swirsky against certain liabilities arising out of the performance of services, subject to customary exceptions.

No family relationships exist between Mr. Swirsky and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Swirsky and any other person pursuant to which Mr. Swirsky was selected as the Chief Financial Officer and the principal accounting officer, nor are there any transactions to which the Company is or was a participant in which Mr. Swirsky has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: April 22, 2026	By:	/s/ William Enright
William Enright
Chief Executive Officer